FOR IMMEDIATE RELEASE

January 11, 2010

Discovery Communications to Report FOURTH Quarter AND FULL YEAR 2009 Results on WEDNESDAY, FEBRUARY 10

(Silver Spring, Md.) - Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report fourth quarter and full year 2009 results on Wednesday, February 10, 2010, at 7:00 a.m. EST. The company will host a conference call at 8:30 a.m. EST to discuss the results.

To access the conference call in the U.S., dial 1-866-543-6411, or outside of the U.S. dial 1-617-213-8900, and use the following passcode: 51422517. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

A live audio webcast of the call also will be available on Discovery Communications' website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately one hour after the completion of the call until February 24, 2010. The replay can be accessed by phone in the U.S. at 1-888-286-8010 and outside of the U.S. at 1-617-801-6888 using the following passcode: 83106185. The replay also will be available via audio webcast in the "Investor Relations" section of the company's website.

About Discovery Communications

Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the world's number one nonfiction media company reaching more than 1.5 billion cumulative subscribers in over 170 countries. Discovery empowers people to explore their world and satisfy their curiosity through 100-plus worldwide networks, led by Discovery Channel, TLC, Animal Planet, Science Channel, Planet Green, Investigation Discovery and HD Theater, as well as leading consumer and educational products and services, and a diversified portfolio of digital media services including HowStuffWorks.com. For more information, please visit www.discoverycommunications.com.

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Investor Contact: Craig Felenstein 212-548-5109 Craig_Felenstein@discovery.com	Media Contact: Michelle Russo 40-662-2901 Michelle_Russo@discovery.com